Exhibit (p)(3)

[LOGO] DWS INVESTMENTS                       Deutsche Asset Management [LOGO]
Deutsche Bank Gruppe                         A Member of the Deutsche Bank Group




                                 CODE OF ETHICS



                                       of

                  Deutsche Asset Management International GmbH

              Deutsche Asset Management Investmentgesellschaft mbH

                           DWS Holding & Service GmbH

                               DWS Investment GmbH


                             (hereafter "DWS/DeAM")



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                                    DWS/DeAM

                                 CODE OF ETHICS



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Table of Contents
                                                                     Page Number

I.   Overview .................................................................3

II.  General Rule..............................................................3

III. Restrictions .............................................................4

IV.  Compliance Procedures ....................................................7

V.   Other Procedures/Restrictions.............................................7

VI.  Sanctions ................................................................9

VII. Interpretations and Exceptions............................................9




Appendiix 1 Definitions



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                                    DWS/DeAM

                                 CODE OF ETHICS




I.       Overview
-----------------


This Code of Ethics ("Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities of employees connected with the investment management of US registered Investment Companies, as categorized in the Definition Section and such other employees that the Compliance Department may determine from time to time, in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company Act").

This Code supplements the DWS/DeAM Personal Account Dealing Rules for each of the affected entities. Each region either managing US registered Investment Companies or whose Employees have access to a DWS/DeAM global research database must implement and abide by this Code. Regional differences may be noted within this code to conform to local regulation. Each affected Employee must observe local Personal Account Dealing Rules , as well as abide by the additional principles and rules set forth in this Code, and any other applicable legal vehicle or division specific policies and obligations.


II.      General Rule for personal dealing
------------------------------------------

Employees may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to,
Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to ensure that, in connection with his or her personal trading, no Employee (as defined in Appendix
1) shall conduct any of the following acts upon a US registered Investment
Company:

         o        To employ any device, scheme or artifice to defraud;

         o To make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;

         o To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or

         o        To engage in any manipulative practice.


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III.     Restrictions for personal dealing
------------------------------------------


A.       General


         (i) The Basic Policy: Employees have a personal obligation to conduct their investing activities and related securities transactions lawfully and in a manner that avoids actual or potential conflicts between their own interests and the interests of DWS/DeAM and its clients. Employees must carefully consider the nature of their DWS/DeAM responsibilities - and the type of information that he or she might be deemed to possess in light of any particular securities transaction - before engaging in that transaction.


         (ii) Material Nonpublic Information: Employees in possession of material nonpublic information about or affecting securities, or their issuer, are prohibited from buying or selling such securities, or advising any other person to buy or sell such securities.

         (iii) Corporate and Departmental Restricted Lists: Employees are not permitted to buy or sell any securities that are included on the Corporate Restricted List and/or other applicable restricted lists for the adviser.

         (iv) "Frontrunning:" Employees are prohibited from buying or selling securities or other instruments in their Employee Related Accounts so as to benefit from the employee's knowledge of the Firm's or an Investment Companies trading positions, plans or strategies, or forthcoming research recommendations where market impact can be expected.

B.       Specific Blackout Period Restrictions

         (i) Access Persons shall not knowingly effect the purchase or sale of a Security for an Employee Related Account on a day during which any Investment Company has a "buy" or "sell" order for the same Security, until that order is executed or withdrawn;

         (ii) Access Persons managing US registered funds (hereafter "Fund Managers") shall not knowingly effect the purchase or sale of a Security for an Employee Related Account within seven calendar days before or seven calendar days after the same Security is traded (or contemplated to be traded) by an US registered fund managed by the Fund Manager.

                  Exceptions:

                  o The purchase or sale of the equivalent of EURO 10.000 or less in shares in companies listed in one of the following indices: Stoxx 50, Eurostoxx 50, Dax, MIB 30, CAC 40, Ibex 35, AEX, ATX, SMI, FTSE 100, S&P 500



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         (iii)    Access Persons with real time access to a global research
                  sharing system platform (e.g., "GERP", "GFIRP" or "G-Cube"(1)) shall not effect the purchase or sale of a Security for an Employee Related Account within seven calendar days after the same Security (a) is added to/deleted from or has its weighting materially changed in the "Model" Portfolio; or (b) has its internal rating materially changed. Access Persons with real time access to a global research sharing system platform shall not knowingly effect the purchase or sale of a Security for an Employee Related Account within seven calendar days before any of the above changes in the Model Portfolio or rating occurs.

         (iv) Employees must always act to avoid any actual or potential conflict of interest between their DWS/DeAM duties and responsibilities, and their personal investment activities. To avoid potential conflicts, absent specific approval from Compliance, Employees should not personally invest in securities issued by companies with which they have significant dealings on behalf of DWS/DeAM, e.g. SPV/CDO's.

C.       New Issues (IPOs)

         Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering unless the purchase/subscription would not prejudice an Investment Company's order. This applies even if Deutsche Bank (or any affiliate of Deutsche
         Bank) has no underwriting role and/or is not involved with the distribution.














------------------------


(1) GERP (Global Equity Research Portal) is a web-based application (Active Equity businesses) allowing for the publishing and dissemination of research and model portfolios in real-time by the Global Sector Teams, Portfolio Selection Teams, Local Research Teams, designated PIC/PB users and Small Cap Teams to Portfolio Managers, who will use GERP for investment recommendations and portfolio construction for clients. GFIRP (Global Fixed Income Research Portal) is a web based application that allows for the posting and dissemination of fixed income research. G-Cube is a web-based application that combines the securities from GERP and GFIRP. Employees with full access to G-Cube can view equity and fixed income securities.


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D.       Short -Term Trading

         Employees must always conduct their personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives. DWS/DeAM generally discourages short-term trading strategies, and employees are cautioned that such strategies may inherently carry a higher risk of regulatory and other scrutiny. In any event, excessive or inappropriate trading that interferes with job performance, or compromises the duty that DWS/DeAM owes to its clients and shareholders, will not be tolerated.

         Employees working in Investment, Fundsmanagement Services, Compliance and Members of the Board of companies regulated under the German Investment Law have to adhere to a holding period of 30 days for all securities and derivatives bought or allocated (lifo-method applies).The following are exempted from this restriction:

                  o Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;

                  o To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities;

                  o Securities pre-cleared and purchased with a specific stop-limit provision attached.

                  o Securities purchased under an employer sponsored stock purchase plan;

                  o        Mutual Funds subject to periodic purchase plans

                  o Mutual Funds in the DWS/DeAM retirement plans (i.e., will be subject to the funds' prospectus requirements regarding holding periods); and

                  o        DWS Money Market Funds


E.       Restricted List


         All employees are prohibited from buying or selling any securities that are included on the Corporate Restricted List and/or other applicable departmental restricted lists.

F.       Private Placements

         Prior to effecting a transaction in private securities all Access Persons must first obtain the approval of his/her supervisor and then pre-clear the transaction with the Compliance Department. Any person who has previously purchased privatelyplaced Securities must disclose such purchases to the Compliance Department before he or she participates in a Fund's or an advisory client's subsequent consideration of an investment in the Securities of the same or a related issuer.



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IV.      Compliance Procedures for personal dealing
---------------------------------------------------

All members of staff are subject to DWS/DeAM Personal Account Dealing Rules. The following procedures are additional requirements necessary because of US regulations.

A.       Reporting Requirements

         (i)      Disclosure of Personal Securities Holdings
                  Pursuant to Rule 17j-1 of the Investment Company Act, no later than ten days after an individual becomes an Access Person, he or she must also complete and return a "Personal Securities Holdings Report" that identifies all personal and Employee Related Account holdings (plus holdings in accounts in which the employee receives any share of the profits even if the employee does not participate in trading decisions) in both Securities and Mutual Funds to Compliance.

         (ii)     Annual Holdings Report
                  Once each year, at a date to be specified by DWS/DeAM Compliance, each Access Person must provide to Compliance an Annual Holdings Report that identifies both Brokerage and Mutual Fund accounts current as of a date not more than 45 days prior to the date of the report.

C.       Confirmation of Compliance with Policies

         Annually, each Access Person is required to acknowledge either electronically or in writing that he or she has received this Code, as amended or updated, and confirm his or her adherence to it. Understanding and complying with this Code, and truthfully completing the Acknowledgment are the obligation of each Employee. In addition, a senior Compliance Officer in each region must confirm to the US that this Global Code has been complied with by all Access Persons and that the required records are on file.


V.       Other Procedures/Restrictions
--------------------------------------

A.       Service on Boards of Directors

         Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken after approval from the CEO and Compliance, based upon a determination that these activities are consistent with the interests of the Adviser and its clients.
         Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.


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B.       Outside Business Affiliations

         Employees may not maintain outside business affiliations (e.g., officer or director, governor, trustee, part-time employment, etc.) without the prior approval of Human Resources. Compliance will be involved if necessary.

C.       Gifts

         (i)      Accepting Gifts

                  Employees are prohibited from soliciting any personal payment or gift to influence, support or reward any service, transaction or business involving DWS/DeAM and its funds/clients, or that appears to be made or offered in anticipation of any future service, transaction or business opportunity. A payment or gift includes any fee, compensation, remuneration or thing of value.(2)

                  o Subject to the prerequisites of honesty, absolute fulfillment of fiduciary duty to DWS/DeAM, relevant laws and regulations, and reasonable conduct on the part of the employee, however, the acceptance of some types of unsolicited, reasonable business gifts may be permissible. DWS/DeAM Gift Policy applies.

D.       Rules for Dealing with Governmental Officials and Political Candidates

         (i)      Corporate Payments or Political Contributions
                  No corporate payments or gifts of value may be made to any political party, including any government official or political candidate or official, for the purpose of securing or retaining business for DWS/DeAM, or influencing any decision on its behalf.

E.       Confidentiality

         Employees must not divulge contemplated or completed securities transactions or trading strategies of DWS/DeAM clients to any person, except as required by the performance of such person's duties, and only on a need-to-know basis.










-----------------

(2) Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper payments or gifts. If you receive or are offered an improper payment or gift, or if you have any questions as to the application or interpretation of DWS/DeAM's rules regarding the acceptance of gifts, you must bring the matter to the attention of the Compliance Department.


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VI.      Sanctions
------------------

Any Employee who violates this Code may be subject to disciplinary actions, including possible dismissal. In addition, any Securities transactions executed in violation of this Code, such as short-term trading or trading during blackout periods, may subject the employee to sanctions, ranging from warnings and trading privilege suspensions, to financial penalties, including but not limited to unwinding the trade and/or disgorging of the profits. All material violations of this Code and sanctions imposed with respect thereto shall be reported to the board of directors of the Investment Company with respect to which the violation occurred. Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.


VII.     Interpretations and Exceptions
---------------------------------------

Compliance may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. Each Employee must obtain approval from Compliance before taking action regarding such an exception. Any questions regarding the applicability, meaning or administration of this Code shall be referred in advance of any contemplated transaction, to Compliance.




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September 2004


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                                   Appendix 1



Definitions


A. "Adviser" shall mean any asset management legal entity that employs (1) individuals who manage or deal on behalf of an Investment Company registered under the Investment Company Act or (2) employees who create and post research to a global research platform.

B. "Investment Company" shall mean a company registered under the US Investment Company Act of 1940 or any series thereof for which the Adviser is the investment adviser.

C.       "Advisory Person" shall mean:

         any employee of the Adviser, any company in a control relationship with the Investment Company or the Adviser who in connection with his or her regular functions or duties, makes any recommendation, participates in the determine of which recommendation will be made, or obtains information regarding recommendations for the purchase or sale of a security by an Investment Company (i.e. any employee with access to GERP), or any natural person in a control relationship with the Investment Company or the Adviser who obtains information concerning the recommendations made to an Investment Company with regard to the purchase or sale of a security.

D. "Access Person" shall mean any officer, director or Advisory Person of US Investment Company.

E. "Employees" is a general term, which shall include all of the Adviser's employees, including Access Persons.

F. "Employee Related Account" of any person subject to this Code shall mean:

                  A. The employee's own Securities Accounts, and securities held directly outside of accounts, but shall not include accounts in which securities transactions cannot be effected;

                  B. Personal accounts over which the employee exercises investment discretion or direct or indirect influence or control

G. "Securities" shall include equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), futures, securities indices, exchange traded funds, government and municipal bonds and similar instruments.


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